Exhibit 4.3

CORVUS PHARMACEUTICALS, INC.

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made as of September 16, 2015 (the “Effective Date”), by and among Corvus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on Exhibit A hereto (each, an “Investor” and collectively, the “Investors”).

RECITALS

A.                                    The Company and certain of the Investors party hereto have entered into that certain Series B Preferred Stock Purchase Agreement of even date herewith (the “Series B Purchase Agreement”), which provides for, among other things, the purchase by certain of the Investors of shares of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”);

B.                                    A condition to the obligations of certain the Investors party to the Series B Purchase Agreement to purchase the Series B Preferred Stock is that the Company and the Investors enter into this Agreement; and

C.                                    The Company and the Investors who own shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), and are party to that certain Investors’ Rights Agreement, dated as of November 26, 2014 (the “Prior Agreement”).

D.                                    In order to further induce the Investors to purchase the Series B Preferred Stock, the undersigned Investors who own shares of the Company’s Series A Preferred Stock and the Company desire to amend and restate in its entirety the Prior Agreement and to accept the rights and obligations created pursuant hereto in lieu of their rights and obligations under the Prior Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

(a)                                 “Affiliate” means, with respect to any specified Investor, any other person or entity who directly or indirectly, controls, is controlled by or is under common control with such Investor, including without limitation any general partner, managing member, officer or director of such Investor, or any venture capital or other investment fund now or hereafter existing which is controlled by one or more general partners (or member thereof) or managing members of, or shares the same management company (or stockholder or member thereof) or registered investment adviser with, such Investor.

(b)                                 “Board” means the Company’s Board of Directors.

(c)                                  “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(d)                                 “Common Stock” means the Common Stock, par value $0.0001 per share, of the Company.

(e)                                  “Election Period” shall have the meaning set forth in Section 4.4 hereto.

(f)                                   “Excess Securities” shall have the meaning set forth in Section 4.4 hereto.

(g)                                  “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(h)                                 “Fund” shall have the meaning set forth in Section 3.4 hereto.

(i)                                     “Holder” means any Investor who holds Registrable Securities and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.

(j)                                    “Indemnified Party” shall have the meaning set forth in Section 2.6(c) hereto.

(k)                                 “Indemnifying Party” shall have the meaning set forth in Section 2.6(c) hereto.

(l)                                     “Initial Public Offering” means the closing of the Company’s first bona fide, firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act.

(m)                             “Initiating Holders” means any Holder or Holders who in the aggregate hold not less than thirty percent (30%) of the Registrable Securities then outstanding.

(n)                                 “Liquidation Event” shall have the meaning set forth in the Company’s Restated Certificate.

(o)                                 “Major Holder” shall have the meaning set forth in Section 3.1(a) hereto.

(p)                                 “New Securities” shall have the meaning set forth in Section 4.2 hereto.

(q)                                 “Other Selling Stockholders” means persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(r)                                    “Other Shares” means shares of Common Stock, other than Registrable Securities (including shares of Common Stock issuable upon conversion of shares of any

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currently unissued series of Preferred Stock of the Company), with respect to which registration rights have been granted.

(s)                                   “Preferred Majority” shall mean the holders of at least sixty percent (60%) of the shares of Common Stock that are issued or are issuable upon conversion of the Preferred Stock.

(t)                                    “Preferred Stock” means, collectively, all shares of Series A Preferred Stock, Series B Preferred Stock and any other shares of Preferred Stock of the Company whether or not authorized as of the Effective Date.

(u)                                 “Pro Rata Amount” shall have the meaning set forth in Section 4.1 hereto.

(v)                                 “Qualified Public Offering” shall have the meaning set forth in the Restated Certificate.

(w)                               “Registrable Securities” means (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares and (ii) any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clauses (i) or (ii) above which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement; provided, further, however, that Registrable Securities shall not include any shares of Common Stock described in clauses (i) or (ii) above as to which rights have terminated pursuant to Section 2.14 hereto.

(x)                                 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

(y)                                 The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(z)                                  “Registration Expenses” means all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one special counsel for the Holders (not to exceed $35,000), blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

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(aa)                          “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation (as may be amended or restated from time to time).

(bb)                          “Restricted Securities” means any Registrable Securities required to bear the first legend set forth in Section 2.8(c) hereof.

(cc)                            “ROFR Holder” shall have the meaning set forth in Section 4.1 hereto.

(dd)                          “ROFR Shares” shall have the meaning set forth in Section 4.1 hereto.

(ee)                            “Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(ff)                              “Rule 145” means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

(gg)                            “Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(hh)                          “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).

(ii)                                  “Series A Preferred Stock” shall have the meaning set forth in the Recitals hereto.

(jj)                                “Series A Purchase Agreement” means that certain Series A Preferred Stock Purchase Agreement, dated as of November 26, 2014, by and among the Company and the Investors named in Exhibit A attached thereto.

(kk)                          “Series B Preferred Stock” shall have the meaning set forth in the Recitals hereto.

(ll)                                  “Series B Purchase Agreement” shall have the meaning set forth in the Recitals hereto.

(mm)                  “Shares” means the Preferred Stock.

(nn)                          “Withdrawn Registration” means a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.4.

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2.                                      Registration Rights.

2.1                               Requested Registration.

(a)                                 Registration.  Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities proposed to be disposed of by such Initiating Holders), the Company will:

(i)                                     promptly give written notice of the proposed registration to all other Holders; and

(ii)                                  as soon as practicable, but in any event within ninety (90) days after the Company’s receipt of such written request, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after such written notice from the Company is mailed or delivered.

(b)                                 Limitations on Requested Registration.  The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i)                                     Prior to the earlier of (A) the three (3) year anniversary of the date of this Agreement or (B) six (6) months following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public (or the subsequent date on which all market stand-off agreements applicable to the offering have terminated, not to exceed an additional thirty-four (34) days);

(ii)                                  If the Company has not yet offered securities pursuant to a registration statement and the Initiating Holders propose to sell less than 20% of the Registrable Securities held by such Initiating Holders unless such lesser number of Registrable Securities proposed to be sold by the Initiating Holders is expected to result in aggregate net proceeds (after deduction for underwriter’s discounts and expenses related to the issuance) greater than $20,000,000 (or if after the Initial Public Offering, Registrable Securities with an anticipated aggregate offering price of at least $5,000,000);

(iii)                               In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv)                              After the Company has initiated two (2) such registrations pursuant to this Section 2.1 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) Withdrawn Registrations);

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(v)                                 During the period that is thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days (or one hundred eighty (180) days, in the case of an Initial Public Offering) after the effective date of a Company-initiated registration (or ending on the subsequent date on which all market stand-off agreements applicable to the offering have terminated, not to exceed an additional thirty-four (34) days); provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

(vi)                              If the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made under Section 2.3 hereof;

(vii)                           If the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders holding in the aggregate a majority the Registrable Securities held by such Initiating Holders (subject to the consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned); or

(viii)                        If the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (b)(vii) above to firmly underwrite the offer.

(c)                                  Deferral.  If (i) in the good faith judgment of the Board, the filing of a registration statement covering the Registrable Securities would be materially detrimental to the Company and the Board concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President (or other comparable senior executive officer) of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than one hundred (100) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than two (2) times in any twelve-month period.

(d)                                 Other Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include Other Shares, and may include securities of the Company being sold for the account of the Company.

(e)                                  Underwriting.  If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to include all or any portion of its Registrable Securities in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in a underwriting.  In such case, if the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the

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participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10).  The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders holding in the aggregate a majority of the Registrable Securities held by the Initiating Holders, which underwriters are reasonably acceptable to the Company.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion (provided that if, by operation of this clause (i), the number of Registrable Securities to be so included is reduced to less than 50% of the aggregate number of Registrable Securities so requested by all Holders to be included, then the holders of a majority of the Registrable Securities may withdraw the request for such registration and, in such a case, (A) such registration shall not be counted as a registration “initiated” by the Company for purposes of Section 2.1(b)(iv) or “effected” by the Company for purposes of Section 2.3(b)(iii) and (B) the Company shall bear the Registration Expenses of such registration notwithstanding any provision of Section 2.4 to the contrary); and (ii) second, among all Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming conversion; and (iii) third, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other stockholders or employees of the Company.  If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders.  The securities so excluded shall also be withdrawn from registration.  Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration.  If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and Other Selling Stockholders requesting additional inclusion, as set forth above.

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2.2                               Company Registration.

(a)                                 Registration.  If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities only, or a registration relating to a corporate reorganization or other Rule 145 transaction, the Company will:

(i)                                     promptly give written notice of the proposed registration to all Holders; and

(ii)                                  use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered.  Such written request may specify all or a part of a Holder’s Registrable Securities.

(b)                                 Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i).  In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company, the Other Selling Stockholders and other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in, the registration and underwriting, the Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders  requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; and (iii) third, to the Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming conversion.  Notwithstanding the foregoing, no such reduction shall reduce the value of the Registrable Securities of the Holders included in such registration below twenty-five percent (25%) of the total value of securities included in such registration, unless such offering is an Initial Public Offering and such registration does not include shares of any

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Other Selling Stockholders (excluding shares registered for the account of the Company), in which event any or all of the Registrable Securities of the Holders may be excluded.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter.  The Registrable Securities or other securities so excluded shall also be withdrawn from such registration.  Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c)                                  Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3                               Registration on Form S-3.

(a)                                 Request for Form S-3 Registration.  After its Initial Public Offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms.  After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Sections 2.1(a)(i) and 2.1(a)(ii).

(b)                                 Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i)                                     In the circumstances described in any of Sections 2.1(b)(i), 2.1(b)(iii) or 2.1(b)(v);

(ii)                                  If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $2,000,000 (net of underwriting discounts and commissions); or

(iii)                               If, in a given twelve-month period, the Company has effected two (2) such registrations in such period.

(c)                                  Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d)                                 Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their

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request by means of an underwriting, the provisions of Section 2.1(e) shall apply to such registration.  Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4                               Expenses of Registration.  All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 hereof shall be borne by the Company; provided, however, that, subject to Section 2.1(e), the Company shall not be required to pay for any Registration Expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Preferred Majority or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Section 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Preferred Majority agree to forfeit their right to a demand registration pursuant to Section 2.1; provided, however, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Sections 2.1 or 2.3, such registration shall not be treated as a counted registration for purposes of Sections 2.1 or 2.3 hereof, and the Company shall bear the Registration Expenses for such registration. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

2.5                               Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

(a)                                 Keep such registration effective for a period of ending on the earlier of the date which is sixty (60) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;

(b)                                 To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any request for registration is submitted to the Company in accordance with Section 2.3, (i) if so requested, file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) to effect such registration, and (ii) remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective in accordance with this Agreement;

(c)                                  Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to

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the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(d)                                 Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(e)                                  Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(f)                                   Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(g)                                  If at any time when the Company is required to re-evaluate its WKSI status for purposes of an automatic shelf registration statement used to effect a request for registration in accordance with Section 2.3, (i) the Company determines that it is not a WKSI, (ii) the registration statement is required to be kept effective in accordance with this Agreement, and (iii) the registration rights of the applicable Holders have not terminated, reasonably promptly amend the registration statement onto a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;

(h)                                 If (i) a registration made pursuant to a shelf registration statement is required to be kept effective in accordance with this Agreement after the third anniversary of the initial effective date of the shelf registration statement and (ii) the registration rights of the applicable Holders have not terminated, file a new registration statement with respect to any unsold Registrable Securities subject to the original request for registration prior to the end of the three year period after the initial effective date of the shelf registration statement, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;

(i)                                     Furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in

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form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(j)                                    Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(k)                                 Otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(l)                                     Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; provided that in the case of the Initial Public Offering, the Registrable Securities shall be listed on a national securities exchange; and

(m)                             In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.6                               Indemnification.

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel, accountants and investment advisers and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement, prospectus, offering circular, issuer free writing prospectus (as defined in Rule 433 of the Securities Act), issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to any such registration or related qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such

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registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)                                 To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (in each case only to the extent that such claims, losses, damages and liabilities arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration): (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under this Section 2.6(b) and Section 2.6(d) exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

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(c)                                  Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)                                 If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.  In no event shall a Holder’s liability pursuant to this Section 2.6(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.6(b), exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.  No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into by the Investors in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided that the failure of the underwriting agreement to provide for or address a matter provided for or addressed in the foregoing provisions shall not be a conflict with the foregoing provisions and, in such event, the foregoing provisions shall control.

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2.7                               Information by Holder.  Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8                               Restrictions on Transfer.

(a)                                 The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8.  Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until:

(i)                                     There is then in effect a registration statement under the Securities Act covering such proposed disposition and the disposition is made in accordance with the registration statement; or

(ii)                                  (x) if such transfer is prior to the Company’s Initial Public Offering, the Holder shall have given prior written notice to the Company of the Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, (y) if such transfer is prior to the Company’s Initial Public Offering, the transferee thereof shall have agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, and (z) if reasonably requested by the Company, the Holder shall have furnished the Company, at its expense, with (1) an opinion of counsel reasonably satisfactory to the Company to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (2) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.

(b)                                 Notwithstanding the provisions of Section 2.8(a), no such registration statement, opinion of counsel or “no action” letter shall be required for (i) a transfer not involving a change in beneficial ownership, (ii) a transfer under Rule 144, except in unusual circumstances, or (iii) transactions involving the transfer of Restricted Securities by any Holder to (x) a parent, subsidiary or other Affiliate of the Holder; (y) any of the Holder’s partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of the Holder’s partners, members or other equity owners or retired partners, retired members or other equity owners; or (z) to any venture capital fund, private equity fund or other investment fund that, in each case, is controlled by or under common control with one or more general partners or managing members of, or shares the same management company or registered investment adviser with, the Holder; provided, in each case, that the Holder shall give written notice to the Company of the Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition and, if such transfer is prior to the Company’s Initial Public Offering, the transferee thereof shall have agreed in writing for the benefit of the Company to take and hold

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such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10.

(c)                                  Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE OFFER AND SALE OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE ISSUER), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTORS’ RIGHTS AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(d)                                 The first legend referring to federal and state securities laws identified in Section 2.8(b) hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such

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Restricted Securities if (i) such securities are registered under the Securities Act or, if following the Initial Public Offering, such securities are sold pursuant to Rule 144, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of the securities may be made without registration or qualification.

(e)                                  Notwithstanding anything to the contrary in this Agreement, (i) any or all of an Investor’s rights hereunder may be exercised by, and any or all of an Investor’s obligations hereunder may be discharged by, one or more Affiliates of such Investor designated by such Investor and (ii) more specifically, (x) an Investor may cause any shares of capital stock of the Company (or any securities directly or indirectly exercisable for, or convertible into or exchangeable for, such shares) required or permitted to be purchased or otherwise acquired hereunder by such Investor to be so purchased or acquired, in lieu of such Investor, by an Affiliate of such Investor (and such Affiliate shall then become an “Investor” hereunder), and (y) any Investor holding securities directly or indirectly exercisable for, or convertible into or exchangeable for, shares of capital stock of the Company shall have the right to have any such shares (or other securities) issuable upon the conversion, exercise or exchange of the securities held by such Investor issued in the name of one or more Affiliates of such Investor designated by such Investor (and each such Affiliate shall then become an “Investor” hereunder).

2.9                               Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a)                                 Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act, at all times following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)                                 File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c)                                  So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10                        Market Stand-Off Agreement.  Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Initial Public Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, or such other period as may be reasonably requested by the underwriters to

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accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately before the effective date of the registration statement for the Initial Public Offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.  The foregoing provisions of this Section 2.10 (A) shall apply only to the Initial Public Offering, (B) shall not apply to shares of Common Stock acquired in the Initial Public Offering or in the open market following the Initial Public Offering, (C) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and (D) shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements.  The underwriters in connection with the Initial Public Offering are intended third-party beneficiaries of this Section 2.10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Initial Public Offering that are consistent with this Section 2.10 or that are necessary to give further effect thereto.  If any of the obligations described in this Section 2.10 are waived or terminated with respect to any of the securities of any such Holder, officer, director or greater than one-percent stockholder (in any such case, the “Released Securities”), the foregoing provisions shall be waived or terminated, as applicable, to the same extent and with respect to the same percentage of securities of each Holder as the percentage of Released Securities represent with respect to the securities held by the applicable Holder, officer, director or greater than one-percent stockholder, subject to customary and mutually agreeable exceptions.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

2.11                        Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12                        Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to a transferee or assignee of not less than twenty percent (20%) of the Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) then held by such Holder; provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8 hereof and applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights

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are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10.

2.13                        Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Preferred Majority, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are senior to or on parity with the registration rights granted to the Holders hereunder.

2.14                        Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the closing of the Company’s first registered public offering of Common Stock, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period (and without the requirement for the Company to be in compliance with the current public information required under Section (c)(1) of Rule 144) and (ii) four (4) years after the closing of a Qualified Public Offering.

3.                                      Information Covenants of the Company.

The Company hereby covenants and agrees, as follows:

3.1                               Basic Financial Information and Observation Rights.

(a)                                 Basic Financial Information. As long as least 20% of the aggregate shares of Preferred Stock issued pursuant to the Series A Purchase Agreement and Series B Purchase Agreement remain outstanding, the Company will furnish to each Holder who continues to hold the equivalent of at least five percent (5%) of the outstanding shares of the applicable series of Preferred Stock (each such Holder, a “Major Holder”):

(i)                                     as soon as practicable after the end of each fiscal year of the Company, and in any event within 120 days after the end of each fiscal year of the Company a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied, and audited and certified by independent public accountants of recognized national standing selected by the Company;

(ii)                                  as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments and such financial statements may not contain accompanying notes;

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(iii)                               as soon as practicable after the each month, and in any event within 30 days after the end of each such month, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such monthly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments and such financial statements may not contain accompanying notes;

(iv)                              at least 30 days prior to the beginning of each of the Company’s fiscal years an annual operating plan for such fiscal year (and as soon as available, any subsequent material revisions thereto); and

(v)                                 as soon as practicable after the end of each fiscal year, and in any event within 30 days thereafter, a report setting forth in detail all equity and debt holders of the Company as of the end of such year.

(b)                                 Inspection Rights.  So long as at least twenty percent (20%) of the aggregate shares of Preferred Stock issued pursuant to the Series A Purchase Agreement and Series B Purchase Agreement remain outstanding (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) are issued and outstanding, the Company shall permit each Major Holder, at such Major Holder’s expense, to visit and inspect any of the properties of the Company or any of its subsidiaries during normal business hours or at such other reasonable times as may be requested, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.1(b) with respect to a competitor of the Company (as determined by the Board in good faith, but subject to Section 3.3) or with respect to information which the Board determines in good faith is highly confidential or attorney-client privileged and should not, therefore, be disclosed.  Such Major Holder may exercise its rights under this Section 3.1(b) only for purposes reasonably related to their interests as stockholders of the Company, or under this Agreement and related agreements as stockholders.  The rights granted pursuant to this Section 3.1(b) may not be assigned or otherwise conveyed to a Holder or by any subsequent transferee of any such rights without the prior written consent of the Company; provided, however, that a Holder shall be permitted to transfer rights granted pursuant to this Section 3.1(b) to Affiliates, partners, members, limited partners, retired partners, stockholders or affiliated venture capital or similar investment funds of such Major Holder, so long as such Major Holder, together with its transferees permitted under this Section 3.1(b), continue to hold a sufficient number of Shares to constitute a Major Holder hereunder (including shares held by such Major Holder’s Affiliates as provided under Section 6.11).

3.2                               Confidentiality.  Each Holder agrees that such Holder will keep confidential and will not use for any purpose (other than to monitor it investment) or disclose or divulge any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement and the contents of any financial statements received), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.2 by such

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Holder or as a result of a breach by a third party of any obligation of confidentiality such third party may have to the Company of which such Holder is aware), (b) is or has been independently developed or conceived by the Investor without use of or reference to the Company’s confidential information, or (c) is or has been made known or disclosed to the Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Holder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, provided such persons agree to hold such information confidentially as provided herein; (ii) to any prospective purchaser of any Registrable Securities from such Holder, if such prospective purchaser agrees to be bound by the provisions of this Section 3.2; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Holder in the ordinary course of business, provided that such Holder informs such person or entity that such information is confidential and directs such person or entity to maintain confidential treatment of such information; or (iv) as may otherwise be required by law, court order or an applicable governmental or regulatory body, provided that the Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

3.3                               Observer Rights. So long as at least twenty percent (20%) of the aggregate shares of Preferred Stock issued pursuant to the Series B Purchase Agreement remain outstanding, the Company shall invite a representative designated by the holders of a majority of the outstanding Series B Preferred Stock to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative or if such Investor or its representative is or is affiliated with a competitor of the Company (provided, that an Investor that is a venture capital or other investment fund shall not be deemed to be affiliated with a competitor solely as a result of its investment in other companies).

3.4                               Right to Conduct Activities.  The Company hereby acknowledges that certain of the Investors and their Affiliates (each, a “Fund”) are investment funds, and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business.  Neither any Fund nor its partners, Affiliates, advisors or affiliated investment funds shall be deemed a competitor of the Company for purposes of Section 3.1(b) as a result of, or liable to the Company for any claim arising out of, or based upon, (i) the investment by such Fund or any affiliated investment fund in any entity competitive to the Company or (ii) actions taken by any partner, officer, advisor or other representative of such Fund in his, her or its capacity as such to assist any such competitive company; provided, however, that nothing herein shall relieve any Fund or any other party from liability associated with misuse of the Company’s confidential information as set forth in Section 3.2 above.

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3.5                               Termination of Covenants.  The covenants set forth in Section 3.1 shall not apply to and shall terminate and be of no further force and effect after the earlier of (a) the Initial Public Offering or (b) the occurrence of a Liquidation Event.

4.                                      Right of First Refusal.

4.1                               Holders Rights.  Subject to the provisions of Section 4.2 through 4.5 below, the Company hereby grants to each Major Holder who is an “accredited investor” within the meaning of applicable securities laws and regulations (a “ROFR Holder”), the right of first refusal to purchase its Pro Rata Amount (as defined below) of New Securities which the Company may, from time to time, propose to sell and issue after the date of this Agreement.  A ROFR Holder’s “Pro Rata Amount”, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock (except for Common Stock originally issued as Common Stock which were not issued upon conversion of Preferred Stock) and Preferred Stock and all other shares of any other convertible securities, rights, options or warrants held by such ROFR Holder (“ROFR Shares”), on an as exercised and as converted to Common Stock basis, to (b) the total of all outstanding shares of Common Stock, all outstanding shares of Preferred Stock and all other shares of other convertible securities, rights, options or warrants then outstanding, on an as exercised and as converted to Common Stock basis, and all shares of Common Stock held in reserve in any of the Company’s equity incentive plans that are not then yet allocated for outstanding and unexercised stock options.

4.2                               New Securities.  As used herein, “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include (i) any securities that are not deemed to be “Additional Stock” pursuant to Article IV, Section B.4(d)(ii) of the Restated Certificate or (ii) any shares of Series B Preferred Stock issued pursuant to the Series B Purchase Agreement (although nothing set forth herein shall alter the rights and obligations of the Investors to purchase shares of Series B Preferred Stock pursuant to the Series B Purchase Agreement).

4.3                               Notice.  In the event the Company proposes to undertake an issuance of New Securities, it shall give each ROFR Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same.  Each ROFR Holder shall have 15 days after any such notice is mailed or delivered to agree to purchase such ROFR Holder’s Pro Rata Amount (or such lesser amount as desired) of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased, if any.

4.4                               Election Period and Excess Securities.    In the event the foregoing right of first refusal is not exercised in full by all of the ROFR Holders within the 15 day period described in Section 4.3 above (the “Election Period”), the Company shall promptly notify in writing the ROFR Holders who have elected to exercise their right of first refusal with respect to their full Pro Rata Amount and shall offer such ROFR Holders the right to acquire such unsubscribed New

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Securities.  Each ROFR Holder shall have 10 days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of its pro rata portion of the unsubscribed New Securities, indicate whether it intends to purchase unsubscribed New Securities in excess of its pro rata share (“Excess Securities”) and, if so, the number of such unsubscribed New Securities it wishes to purchase.  The Excess Securities, if any, shall be allocated to participating ROFR Holders in a manner most consistent with the pro rata shares of such participating ROFR Holders as determined in good faith by the Board.  If the ROFR Holders fail to exercise in full the rights of first refusal, the Company shall have 45 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 20 days from the date of said agreement) to sell that portion of the New Securities with respect to which the ROFR Holders’ right of first refusal option set forth in this Section 4 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to ROFR Holders delivered pursuant to Section 4.3.  In the event the Company enters into an agreement to sell such New Securities within such 45 day period following the Election Period, or sells such New Securities within such 20 day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the ROFR Holders in the manner provided in this Section 4.

4.5                               Waiver, Expiration, Transfer.  The rights of first refusal granted under this Section 4, including notice with respect thereto, may be waived as to all ROFR Holders with the written consent of the Preferred Majority. The rights of first refusal granted under this Section 4.1 shall expire immediately prior to the earlier of (i) the Initial Public Offering and (ii) the closing of a Liquidation Event. The rights of first refusal of a ROFR Holder under this Section 4 may be transferred subject to the same restrictions as any transfer of registration rights pursuant to Section 2.12.  Notwithstanding anything else set forth above, a Holder shall be permitted to transfer rights granted pursuant to this Section 4 in any amount to its Affiliates.

5.                                      Other Company Covenants.

5.1                               Proprietary Information and Inventions Agreements.  The Company shall require all employees and consultants with access to confidential information to execute and deliver a nondisclosure and proprietary rights assignment agreement (in the case of employees, in substantially the form approved by Board).

5.2                               Equity Agreements.  Unless approved by the Board, including the approval of a majority of the Preferred Directors, as defined in the Restated Certificate, all future employees of the Company who shall purchase, or receive options to purchase, shares of Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for: (a) vesting of shares over a four (4) year period with the first twenty five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following thirty six (36) months thereafter; and, (b) such employee’s equity grant vesting commencement date be no sooner than such employee’s employment start date.  Unless approved by the Board, all such stock purchase agreements and option agreements shall also include (i) a one hundred and eighty (180)-day lockup period (plus an additional period of up to thirty-four (34) days) in connection with the Initial Public Offering; (ii) the Company retaining a right of first refusal on transfers

23

until the Initial Public Offering; (iii) the Company retaining a right to repurchase any unvested shares at their cost upon termination of employment; and (iv) a prohibition on the transfer of shares that have not yet vested.

5.3                               Termination of Covenants.  The covenants set forth in Sections 5.1, 5.2 and 5.3 shall terminate and be of no further force or effect upon the consummation of the earlier to occur of (a) an Initial Public Offering or (b) a Liquidation Event.

6.                                      Miscellaneous.

6.1                               Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2                               Governing Law.  This Agreement will be construed and enforced in accordance with the substantive laws of the State of California without reference to principles of conflicts of law. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN CALIFORNIA, IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND TO THE RESPECTIVE COURT TO WHICH AN APPEAL OF THE DECISIONS OF ANY SUCH COURT MAY BE TAKEN, AND EACH PARTY AGREES NOT TO COMMENCE, OR COOPERATE IN OR ENCOURAGE THE COMMENCEMENT OF, ANY SUCH PROCEEDING, EXCEPT IN PROCEEDING WILL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY JURISDICTION BY SUIT IN SUCH A COURT.  EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE THEREIN OF SUCH A PROCEEDING.

6.3                               Counterparts.  This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

6.4                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5                               Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) U.S. business days after having been sent to a U.S. address by registered or certified mail, return receipt requested, postage prepaid, (d) two (2) business days after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery in the United States, with written verification of receipt or (e) three (3) business days after deposit with an internationally recognized overnight courier or expedited delivery services company, specifying next available business day delivery outside of the United

24

States, with written identification of receipt; provided, however, that notice and other communication given or made to Roche shall only be provided using the methods set forth in clauses (a), (b) and (e) above.  All communications shall be sent (a) if to an Investor, at such Investor’s address set forth on Exhibit A, or at such other address or contact information as the Investor may designate by ten (10) days’ advance written notice to the Company, or (b) if to the Company, at its address set forth on the signature page of this Agreement addressed to the attention of the Corporate Secretary or at such other address or contact information as the Company  may designate by ten (10) days’ advance written notice to the Investors.  All notices shall also be accompanied by e-mail delivery to those parties whose e-mail addresses appear on Exhibit A, which e-mail delivery shall not constitute notice for purposes of this Section 6.5.

6.6                               Amendments and Waivers.  Except as expressly provided herein, any term of this Agreement may be amended, terminated or waived only with the written consent of (a) the Company and (b) the Preferred Majority; and provided, further, that no amendment, termination or waiver of any term under this Agreement shall adversely affect any Investor or group of Investors in an adverse manner that is disproportionate to its holdings of stock relative to the other Investors of the same class or series unless such amendment, termination or waiver is agreed to in writing by a majority in interest of the disproportionately affected Investor(s); and provided, further, no amendment of or waiver to Section 2.6(b) or Section 2.6(d) shall be made that has not been approved with the written consent of each Investor to the extent that such Investor’s respective rights under such Section 2.6(b) or Section 2.6(d) are impaired; and provided, further, no amendment of or waiver to this Section 6.6 shall be made, other than in connection with the issuance of Capital Stock (as defined below), that has not been approved with the written consent of each Major Holder to the extent that such Major Holder’s respective rights under this Section 6.6 are impaired and the rights of other Investors of the same class or series are not so adversely affected.  For the avoidance of doubt, the addition to this Agreement of any new holder of shares of capital stock of the Company (“Capital Stock”) pursuant to the Company’s issuance of such other Capital Stock regardless of whether such Capital Stock has rights, preferences or privileges that are junior, pari passu or senior to the Capital Stock then held by then current Investors as long as such other or additional shares of Capital Stock have been authorized and issued in accordance with the Company’s then current Restated Certificate and applicable law, and as long as the addition of such new holder of Capital Stock of the Company (or inclusion of such new shares of Capital Stock) has been approved as may be required pursuant to Section 2.13 above, shall not, in and of itself, be deemed to constitute an amendment or waiver that adversely affects one Investor in a manner that is disproportionate to any other Investor.  Any amendment or waiver effected in accordance with this Section 6.6 shall be binding upon the Holders and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.  Each Holder acknowledges that by the operation of this Section and subject to the restrictions set forth above, the Preferred Majority will have the right and power to diminish or eliminate all rights of such Holder under this Agreement. The Company shall give prompt notice of any amendment waiver hereunder to any party hereto that did not consent in writing to such amendment or waiver.

6.7                               Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such

25

provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

6.8                               Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.9                               Entire Agreement.  This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof and thereof, and supersedes all other agreements of the parties relating to the subject matter hereof and thereof, and supersedes in its entirety the Prior Agreement, which shall have no further force and effect.

6.10                        Further Assurances.  At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any such party hereto, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

6.11                        Aggregation of Stock. All shares of Company equity held or acquired by a Holder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights and any obligations under this Agreement, and such affiliated persons may apportion such rights and obligations as among themselves in any manner they deem appropriate.

6.12                        Additional Investors.  Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Series B Preferred Stock after the date hereof, any purchaser of such shares of Series B Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed an “Investor” for all purposes hereunder and the addition of such purchasers shall not be deemed to be an amendment requiring the consent of any party hereto pursuant to Section 6.

6.13                        WAIVER OF JURY TRIAL.  EACH PARTY HERETO AND ANY OTHER PERSON CLAIMING ANY RIGHTS HEREUNDER, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN

26

THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.  If the waiver of jury trial set forth in this section is not enforceable, then any claim or cause of action arising out of or relating to this Agreement shall be settled by judicial reference pursuant to California Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County. This paragraph shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

[THIS SPACE LEFT BLANK INTENTIONALLY]

27

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

COMPANY:

CORVUS PHARMACEUTICALS, INC.

By:	/s/ Richard A. Miller
Richard A. Miller
Chief Executive Officer and President

Address:
863 Mitten Road
Suite 102
Burlingame, CA 94010
Attn: Chief Executive Officer and President
E-mail: [***]

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

ADAMS STREET 2011 DIRECT FUND LP

By:	ASP 2011 Direct Management LP its General Partner
By:	ASP 2011 Direct Management LLC its General Partner
By::	Adams Street Partners, LLC its Managing Member

By:	/s/ Elisha (Terry) P. Gould III
Name: Elisha (Terry) P. Gould III
Title: Partner

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

ADAMS STREET 2012 DIRECT FUND LP

By:	ASP 2012 Direct Management LP its General Partner
By:	ASP 2012 Direct Management LLC its General Partner
By::	Adams Street Partners, LLC its Managing Member

By:	/s/ Elisha (Terry) P. Gould III
Name: Elisha (Terry) P. Gould III
Title: Partner

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

ADAMS STREET 2013 DIRECT FUND LP

By:	ASP 2013 Direct Management LP its General Partner
By:	ASP 2013 Direct Management LLC its General Partner
By::	Adams Street Partners, LLC its Managing Member

By:	/s/ Elisha (Terry) P. Gould III
Name: Elisha (Terry) P. Gould III
Title: Partner

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

ADAMS STREET 2014 DIRECT FUND LP

By:	ASP 2014 Direct Management LP its General Partner
By:	ASP 2014 Direct Management LLC its General Partner
By::	Adams Street Partners, LLC its Managing Member

By:	/s/ Elisha (Terry) P. Gould III
Name: Elisha (Terry) P. Gould III
Title: Partner

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

BLACKROCK HEALTH SCIENCES TRUST

By:	BlackRock Advisors, LLC
Its:	Investment Adviser

By:	/s/ Hongying Xie
Authorized Signatory

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

BLACKROCK HEALTH SCIENCES OPPORTUNITIES PORTFOLIO, a series of BlackRock Funds

By:	BlackRock Advisors, LLC
Its:	Investment Adviser

By:	/s/ Hongying Xie
Authorized Signatory

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

BLACKROCK HEALTH SCIENCES MASTER UNIT TRUST

By:	BlackRock Capital Management, Inc.
Its:	Investment Adviser

By:	/s/ Hongying Xie
Authorized Signatory

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

CORMORANT GLOBAL HEALTHCARE MASTER FUND, LP

By:	/s/ Bihua Chen
Bihua Chen
Managing Member of the General Partner

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

COWEN PRIVATE INVESTMENTS LP

By:	Cowen Private Investments GP LLC
Its:	General Partner

By:	/s/ Owen Littman
Name: Owen Littman
Title: Authorized Signatory

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

FIDELITY SELECT PORTFOLIOS: BIOTECHNOLOGY PORTFOLIO

By:	/s/ Stacie M. Smith
Name: Stacie M. Smith
Title: Deputy Treasurer

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR BIOTECHNOLOGY FUND

By:	/s/ Stacie M. Smith
Name: Stacie M. Smith
Title: Deputy Treasurer

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

FIDELITY SECURITIES FUND: FIDELITY BLUE CHIP GROWTH FUND

By:	/s/ Stacie M. Smith
Name: Stacie M. Smith
Title: Deputy Treasurer

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

PYRAMIS LIFECYCLE BLUE CHIP GROWTH COMMINGLED POOL

By:	Pyramis Global Advisors Trust Company, as Trustee

By:	/s/ Douglas Payne
Name: Douglas Payne
Title: V.P. Treasury

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

FIDELITY BLUE CHIP GROWTH COMMINGLED POOL

By:	Fidelity Management & Trust Co.

By:	/s/ Stacie M. Smith
Name: Stacie M. Smith
Title: Authorized Signatory

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

JENNISON GLOBAL HEALTHCARE MASTER FUND, LTD.

By:	Jennison Associates LLC, as the Investment Manager of Jennison Global Healthcare Master Fund, Ltd.

By:	/s/ David Chan
David Chan, Managing Director of Jennison Associates LLC

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

NOVO A/S

By:	/s/ Jack B. Nielsen
	Name:	Jack B. Nielsen
	Title:	Novo A/S
Partner
Novo Ventures
Tuborg Havnevej 19
DK-2900 Hellerup

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

ORBIMED PRIVATE INVESTMENTS V, L.P.

By:	OrbiMed Capital GP V LLC, its General Partner
By:	OrbiMed Advisors LLC, its Managing Member

By:	/s/ Carl Gordon
Name: Carl Gordon
Title: Member

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

ROCHE FINANCE LTD

By:	/s/ Urs Jaisli
Name: Urs Jaisli
Title: authorized signatory

By:	/s/ Beat Krähenmann
Name: Beat Krähenmann
Title: authorized signatory

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

ROCK SPRINGS CAPITAL MASTER FUND LP

By:	Rock Springs GP LLC
Its:	General Partner

By:	/s/ Graham McPhail
Graham McPhail, Managing Director

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

SPHERA GLOBAL HEALTHCARE MASTER FUND

By:	/s/ Doron Breen
Name: Doron Breen
Title: Director

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

T. ROWE PRICE HEALTH SCIENCES FUND, INC.
TD MUTUAL FUNDS – TD HEALTH SCIENCES FUND
VALIC COMPANY I – HEALTH SCIENCES FUND
T. ROWE PRICE HEALTH SCIENCES PORTFOLIO
JOHN HANCOCK VARIABLE INSURANCE TRUST – HEALTH SCIENCES TRUST
JOHN HANCOCK FUNDS II – HEALTH SCIENCES FUND
Each fund, severally and not jointly

By:	T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Taymour Tamaddon
Name: Taymour Tamaddon
Title: Vice President

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

VENBIO SELECT FUND LLC

By:	/s/ Behzad Aghazadeh
Name: Behzad Aghazadeh
Title: Portfolio Manager

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

/s/ Judith A. Hasko
Judith A. Hasko

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

/s/ Michael J. Miller
Michael J. Miller

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

MILLER-HORNING FAMILY TRUST UAD JAN 1985, RICHARD A. MILLER AND SANDRA J. HORNING TTEES

By:	/s/ Richard A. Miller
Richard A. Miller, Trustee

By:	/s/ Sandra Horning
Sandra J. Horning, Trustee

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

THE ALAN C. & AGNÈS B. MENDELSON FAMILY TRUST

By:	/s/ Alan C. Mendelson
Alan C. Mendelson, Trustee

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

VP COMPANY INVESTMENTS 2008, LLC

By:	/s/ Alan C. Mendelson
Alan C. Mendelson

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

/s/ Kathleen Wells
Kathleen M. Wells

Signature Page to Corvus Pharmaceuticals, Inc.

Series B Amended and Restated Investors’ Rights Agreement Agreement

EXHIBIT A

SCHEDULE OF INVESTORS

Adams Street 2011 Direct Fund LP
c/o Adams Street Partners, LLC
ATTN:  Sejal Shah
One North Wacker Drive
Suite 2200
Chicago, IL  60606-2823
e-mail:  [***]

Adams Street 2012 Direct Fund LP
c/o Adams Street Partners, LLC
ATTN:  Sejal Shah
One North Wacker Drive
Suite 2200
Chicago, IL  60606-2823
e-mail:  [***]

Adams Street 2013 Direct Fund LP
c/o Adams Street Partners, LLC
ATTN:  Sejal Shah
One North Wacker Drive
Suite 2200
Chicago, IL  60606-2823
e-mail:  [***]

Adams Street 2014 Direct Fund LP
c/o Adams Street Partners, LLC
ATTN:  Sejal Shah
One North Wacker Drive
Suite 2200
Chicago, IL  60606-2823
e-mail:  [***]

BlackRock Health Sciences Trust
c/o BlackRock Advisors, LLC
Fundamental Equity — Global Opportunities Health & Sciences Team
ATTN:  Erin Xie
60 State Street
19th/20th Floors
Boston, MA  02109
e-mail:  [***]

with a copy (which shall not constitute notice) to:
BlackRock, Inc.
Office of the General Counsel
ATTN:  David Maryles and Joe Roy
40 East 52nd Street
New York, NY  10022
e-mail:  [***]

BlackRock BlackRock Health Sciences Opportunities Portfolio, a series of BlackRock Funds
c/o BlackRock Advisors, LLC
Fundamental Equity — Global Opportunities Health & Sciences Team
ATTN:  Erin Xie
60 State Street
19th/20th Floors
Boston, MA  02109
e-mail:  [***]

with a copy (which shall not constitute notice) to:
BlackRock, Inc.
Office of the General Counsel
ATTN:  David Maryles and Joe Roy
40 East 52nd Street
New York, NY  10022
e-mail:  [***]

BlackRock Health Sciences Master Unit Trust
c/o BlackRock Advisors, LLC
Fundamental Equity — Global Opportunities Health & Sciences Team
ATTN:  Erin Xie
60 State Street
19th/20th Floors
Boston, MA  02109
e-mail:  [***]

with a copy (which shall not constitute notice) to:
BlackRock, Inc.
Office of the General Counsel
ATTN:  David Maryles and Joe Roy
40 East 52nd Street
New York, NY  10022
e-mail:  [***]

Cormorant Global Healthcare Master Fund, LP
200 Clarendon Street
Boston, MA  02116
e-mail:  [***]

Cowen Private Investments LP
ATTN:  Tim Anderson
599 Lexington Avenue
New York, NY  10022
e-mail:  [***]

CRMA SPV, L.P.

PO Box 309

Ugland House

Grand Cayman

KY1-1104

Cayman Islands

e-mail: [***]

Fidelity Select Portfolios:  Biotechnology Portfolio
ATTN:  Michael Lerman - 15th Floor / Corporate Actions
Brown Brothers Harriman & Co.
525 Washington Boulevard
Jersey City, NJ  07310
e-mail:  [***]

Fidelity Advisor Series VII:  Fidelity Advisor Biotechnology Fund
ATTN:  Bangle & Co fbo Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund State Street Bank & Trust
Post Officed Box 5756
Boston, MA  02206
e-mail:  [***]

Fidelity Securities Fund:  Fidelity Blue Chip Growth Fund
M.Gardiner & Co
c/o JPMorgan Chase Bank, N.A
Post Office Box 35308
Newark, NJ  07101-8006
e-mail:  [***]
e-mail:  [***]

Pyramis Lifecycle Blue Chip Growth Commingled Pool
State Street Bank & Trust
ATTN:   FLAPPER CO fbo Pyramis Lifecycle Blue Chip Growth Commingled Pool
Post Office Box 5756
Boston, MA  02206
e-mail:   [***]

Fidelity Blue Chip Growth Commingled Pool
ATTN:  Michael Lerman - 15th Floor / Corporate Actions
Brown Brothers Harriman & Co.
525 Washington Boulevard
Jersey City, NJ  07310
e-mail:  [***]

Jennison Global Healthcare Master Fund, Ltd.
c.o Jennison Associates LLC
ATTN:  Legal Department
466 Lexinbton Avenue
New York, NY  10017
e-mail:  [***]
e-mail:  [***]
e-mail:   [***]

Novo A/S
ATTN:  Heather Ludvigsen
Tuborg Havnevej 19
DK 2900 Hellerup
Denmark
e mail:  [***] and [***]

OrbiMed Private Investments V, L.P.
601 Lexington Avenue
(at 53rd Street)
54th Floor
New York, NY  10022-4629
e-mail:  [***]

Roche Finance Ltd
ATTN:  Roche Venture Fund / Carole Nuechterlein
Grenzacherstrasse 122
4070 Basel, Switzerland

With a copy to:
Hoffmann-La Roche Inc.
ATTN:  General Counsel
Overlook at Great Notch
150 Clove Road
8th Floor — Suite 8
Little Falls, NJ  07424
e-mail:  [***]

Rock Springs Capital Master Fund LP
ATTN:  Alexandra Fulk, General Counsel
650 South Exeter Street
Suite 1070
Baltimore, MD  21202
e-mail:  [***]

With a copy to:
Morrison & Foerster LLP
ATTN:   James Tanenbaum, Esq.
250 West 55th Street
New York, NY  10019

Sphera Global Healthcare Master Fund
c/o Sphera Funds Management
21 Ha’arbaa Street
Tel Aviv, Israel
e-mail:  [***]

T. Rowe Price Health Sciences Fund, Inc.
T. Rowe Price Associates, Inc.
ATTN:  Andrew Baek, Vice President and Senior Legal Counsel
100 East Pratt Street
Baltimore, MD  21202
e-mail:  [***]

TD Mutual Funds — TD Health Sciences Fund
T. Rowe Price Associates, Inc.
ATTN:  Andrew Baek, Vice President and Senior Legal Counsel
100 East Pratt Street
Baltimore, MD  21202
e-mail:  [***]

Valic Company I — Health Sciences Fund
T. Rowe Price Associates, Inc.
ATTN:  Andrew Baek, Vice President and Senior Legal Counsel
100 East Pratt Street
Baltimore, MD  21202
e-mail:  [***]

T. Rowe Price Health Sciences Portfolio
T. Rowe Price Associates, Inc.
ATTN:  Andrew Baek, Vice President and Senior Legal Counsel
100 East Pratt Street
Baltimore, MD  21202
e-mail:  [***]

John Hancock Variable Insurance Trust — Health Sciences Trust
T. Rowe Price Associates, Inc.
ATTN:  Andrew Baek, Vice President and Senior Legal Counsel
100 East Pratt Street
Baltimore, MD  21202
e-mail:  [***]

John Hancock Funds II — Health Sciences Fund
T. Rowe Price Associates, Inc.
ATTN:  Andrew Baek, Vice President and Senior Legal Counsel
100 East Pratt Street
Baltimore, MD  21202
e-mail:  [***]

venBio Select Fund LLC
ATTN:  Mr. Scott Epstein
120 West 45th Street
Suite 2802
New York, NY  10036
e-mail:  [***]

Buggy/Cooper Living Trust dated June 25, 2014,
Joseph J. Buggy and Anne E. Cooper, Trustees
[***]
[***]
e-mail:  [***]

Karlson Lea Family Trust dated February 11, 1998,
Leiv Lea and Deborah Karlson TTEES
[***]
[***]
e-mail:  [***]

Loury Family Trust dated September 16, 2000,
David J. Loury and Dana N. Loury,
Trustees of the Loury Family Trust
[***]
[***]
e-mail:  [***]

Judith A. Hasko
[***]
[***]
e-mail:  [***]

Michael J. Miller
[***]
[***]
e-mail:  [***]

Miller-Horning Family Trust UAD Jan 1985,
Richard A. Miller and Sandra J. Horning TTEES
[***]
[***]
e-mail:  [***]

The Alan C. & Agnès B. Mendelson Family Trust
[***]
[***]
e-mail:  [***]

VP Company Investments 2008, LLC
c/o Latham & Watkins LLP
555 West Fifth Street
Suite 800
Los Angeles, CA  90013-1010
e-mail:  [***]

Kathleen M. Wells
[***]

[***]
e-mail:  [***]